


China Holdings

to Acquire

Jinjiang Hengda Ceramics Co., Ltd.
晋江恒达陶瓷有限公司
China Ceramics Co., Ltd

November 2009




Disclaimer

In connection with the proposed acquisition, China Ceramics Co., Ltd., a wholly owned subsidiary of China Holdings Acquisition Corp. ("CHAC"), will prepare a Registration Statement containing a proxy statement/prospectus to be filed with the U.S. Securities and Exchange Commission. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders of CHAC seeking their approval of the transaction. Before making any voting decision, CHAC's stockholders are urged to read the proxy statement / prospectus regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. CHAC's stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the U.S. Securities and Exchange Commission from the Commission's website at http://www.sec.gov. CHAC's stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 1000 North West Street Suite 1200, Wilmington, DE. 19801 or by telephone at (302) 295-4832. CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC's stockholders with respect to the proposed merger. Information about CHAC's directors and executive officers and their ownership of CHAC's common stock is set forth in CHAC's annual report on Form 10-K for the fiscal year ended December 31, 2008. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the merger, which may be different than those of CHAC's stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger, when filed with the U.S. Securities and Exchange Commission.

This document includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: future operating or financial results; future growth expectations and acquisitions; uncertainties as to the timing of the acquisition; approval of the transaction by CHAC stockholders; the satisfaction of closing conditions to the transaction; costs related to the acquisition; the performance of Jinjiang Hengda Ceramics Co., Ltd ("Hendga"); the impact of inflation generally as well as on the rising costs of materials; specific economic conditions in China generally or in the markets in which Hengda operates; changes in laws and regulations; potential liability from future litigation; the diversion of management time on acquisition and integration related issues; modifications or adjustments to the financial statements of Hengda as a result of applicable securities laws; and general economic conditions such as inflation or recession. Actual results may differ materially from those contained in the forward-looking statements in this communication and documents filed with the SEC. CHAC undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after the date of this communication. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. All forward-looking statements are qualified in their entirety by this cautionary statement.

Disclaimer *(cont)*

The financial information and data contained in this presentation is unaudited and does not conform to the SEC's Regulation S-X. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, CHAC's proxy statement to solicit stockholder approval for the proposed acquisition of Hengda.

This presentation includes certain estimated financial information and forecasts presented as pro forma financial measures that are not derived in accordance with generally accepted accounting principles ("GAAP"), and which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. CHAC and Hengda believe that the presentation of these non-GAAP financial measures serve to enhance the understanding of the financial performance of Hengda and the proposed acquisition. However, these non-GAAP financial measures should be considered in addition to and not as substitutes for, or superior to financial measures of financial performance prepared in accordance with GAAP. Our pro forma financial measures may not be comparable to similarly titled pro forma measures reported by other companies.

This presentation contains disclosure of EBITDA for certain periods, which may be deemed to be a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Management believes that EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, investments in the business and strategic acquisitions. EBITDA may not be comparable to similarly titled measures reported by other companies. EBITDA is not a recognized term under U.S. GAAP, and EBITDA should be considered in addition to, and not as substitutes for, or superior to, operating income, cash flows, revenues, or other measures of financial performance prepared in accordance with generally accepted accounting principles. EBITDA is not a completely representative measure of either the historical performance or, necessarily, the future potential of Hengda Ceramics.

For Non-GAAP reconciliation table please see Appendix B

Disclaimer *(cont)*

In order to ensure that the acquisition is approved, CHAC, Hengda and their respective affiliates may enter into transactions to purchase common shares of China Holdings from shareholders who have indicated their intention to vote against the acquisition and seek conversion of their shares. In addition, CHAC, Hengda and their respective affiliates may also purchase warrants from warrantholders. Such purchases could result in all or substantially all of China Holdings' trust fund being expended to pay for such purchases post transaction, which would result in Hengda not receiving any working capital from the trust account. No transactions have been entered into, but may include:

- Purchases by CHAC, Hengda or their respective affiliates of shares or warrants of China Holdings;
- Agreements with third parties to purchase shares or warrants that may then be resold to the combined company subsequent to the acquisition using funds that were previously in the trust account;
- Agreements with third parties pursuant to which CHAC, Hengda or their respective affiliates would borrow funds to make purchases of common shares or warrants of China Holdings. The combined company would repay such borrowings using funds that were previously in the trust account; and
- The granting of securities to third party purchasers of common shares or warrants of China Holdings as an inducement for such third parties to purchase such securities.

Any China Holdings shares purchased by CHAC or its affiliates would increase the likelihood that the transaction would be approved.

Paul K. Kelly

Chairman & Chief Executive Officer

James D. Dunning, Jr.

President

Investment Highlights

- Acquisition of a leading Chinese construction materials company
  - Jinjiang Hengda Ceramics Co., Ltd. (Hengda), manufacturers ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings
- Established company that provides an attractive platform for growth
  - Anticipated to benefit from the urbanization of China as well as Central & Provincial governmental policies to develop housing in China
- From 2005 through 2008 Hengda achieved a Revenue compounded annual growth rate (CAGR) of 25.1%, a Net Income CAGR of 23.9% and an EBITDA CAGR of 27.2%; assuming Hengda achieved all of its earn-out targets, the Net Income CAGR from 2009 to 2011 would be 35.3%
- Established and loyal customer base due to Hengda's commitment to quality, research and development and innovative products
- New production facility is in its start-up phase and is expected to manufacture finished products in November 2009 to meet market demand and drive revenue growth
- Valuation compares favorably to public company peers
  - Additional shares will be issued to Hengda based on achieving earning growth in 2009, 2010 and 2011 and/or for achieving stock price targets of $20 and $25 per share
  - All share / no cash acquisition
- China Holding Directors and Management will forfeit 1.6 million of 3.2 million shares

China Holdings Overview

- On November 21, 2007 China Holdings ("CHAC") consummated its IPO of 12.8 million units at $10 per unit
  - Each unit represented 1 share and 1 warrant, each warrant with an exercise price of $7.50 per share
  - Founders have an additional 3.2 million shares (of which the Founders will forfeit 1.6 million shares on closing of the transaction with Hengda) and 2.75 million warrants
  - Current trust value is approximately $125.3mm or $9.79 per share
  - Ticker HOL, HOL.WS and HOL.U
  - Underwritten by Citi, Lazard Capital Markets and Chardan Capital Markets

- CHAC's Board of Directors and Special Advisors have deep connections in industry and government in China and Asia
  - Experience in international marketing, strategic planning, Western governance procedures, and international M&A transactions

Board of Directors and Officers

Paul K .Kelly – Chairman and CEO – to be a board member of China Ceramics
James D. Dunning – President
Alan G. Hassenfeld
Gregory E. Smith
Cheng Yan Davis – to be a board member of China Ceramics
Xiao Feng

Special Advisors to the Board

Ruey Bin Kao
Soopakij Cheravanont

Transaction Overview

- CHAC, through BVI located intermediary entities, will acquire 100% of the equity shares of Jinjiang Hengda Ceramics Co., Ltd ("Hengda")
  - CHAC will re-domicile as a BVI based company and the combined entity will be called **China Ceramics Co., Ltd.**
- 5,743,320 ordinary shares of CHAC to be issued to Hengda at closing
  - Initial equity transaction value of $56.2mm assuming a redemption value of $9.79 per share
  - No cash consideration / no minimum cash threshold to close transaction
  - Shareholder vote November 20th and close by November 21st
- 8,185,763 shares of CHAC will be held in escrow and will be released based on Hengda achieving year

Financial Metric in the Fiscal Year	Earn-out Range Min	Earn-out Range Max	Implied Growth[1]	Shares Released per $ of Growth	Maximum Shares Released
2009 Net Income **Before** Tax	$28.0	$31.7	13.2%	0.3284	1,214,127
2010 Net Income After Tax	$23.8	$31.4	32.0%	0.2359	1,794,800
2011 Net Income After Tax	$31.4	$43.5	38.7%	0.1790	2,176,836
Stock price targets by April, 30 2012				Price of $20	2,000,000
for any 20 trading days in a 30 day trading period				Price of $25	1,000,000

(1) Year over Year growth of max benchmark after tax

  - For example, for every dollar of 2009 Net Income Before Tax above $28.0mm Hengda will receive 0.3284 CHAC shares up to a maximum of 1,214,127 shares. The earn-out target for 2009 is 13.2% above the comparable 2008 figure
- Lock-Up Agreement - except for 655,000 shares (that will be released after 6 months) all other shares (including Founders 1.6mm shares) will be locked up for 12 months

Attractive Valuation

Assumes 33.33% Redemption

In millions except for share price	2009 Closing	2009	2010	2011
Net Income Targets for Contingent Shares		$23.8 [1]	$31.4	$43.5
Fully Diluted Shares [2]		20.7	22.5	24.7
Fully Diluted Earnings Per Share (EPS)		$1.15	$1.39	$1.76
Growth Rate		(1.3%)	21.5%	26.5%
P/E Ratio [3]	8.0x	8.5x	7.0x	5.6x
PEG Ratio [4]	0.4x	0.4x	0.3x	0.2x

Assumes 75.0% Redemption/Repurchase [5]

	2009 Closing	2009	2010	2011
P/E Ratio [3]	5.8x	6.3x	5.4x	4.4x
PEG Ratio [4]	0.3x	0.3x	0.2x	0.2x

Assumes 75.0% Redemption/ Repurchase [5] - Excludes Warrant Dilution

	2009 Closing	2009	2010	2011
P/E Ratio [3]	4.3x	4.8x	4.2x	3.5x
PEG Ratio [4]	0.3x	0.3x	0.2x	0.2x

Notes:
1. Assumes 25% tax rate on Net Income before Tax Target of $31.7mm for 2009
2. Based on a redemption price of $9.79 per share and the treasury stock method. Includes incentive shares issued for meeting Net Income targets and cancellation of 1.6mm founder shares
3. Based on redemption price of $9.79 per share
4. Based on one year forward fully diluted EPS growth rate except 2011 which uses current year EPS growth
5. Assumes CHAC enters into transactions to purchase common shares from CHAC shareholders who have indicated their intention to vote against the acquisition and seek conversion of their shares at the redemption price

Comparative Valuation vs. Peers

USD in millions, except per share data						Equity Value Multiples	
						P/E Multiples	
Company	Exchange	Price (05-Aug-09)	Market Cap	Net Debt	Enterprise Value	CY2009	CY2010
United States							
Masco Corp.	NYSE	$14.34	$5,152	$3,323	$8,475	n.m.	44.8 x
Armstrong World Industries, Inc.	NYSE	$26.27	$1,508	$193	$1,700	23.2 x	22.6 x
Owens Corning	NYSE	$21.28	$2,722	$2,348	$5,070	50.7 x	24.2 x
Gibraltar Industries, Inc.	Nasdaq	$11.18	337	321	658	n.m.	13.2 x
Trex Co. Inc.	NYSE	$17.09	264	85	349	n.m.	31.1 x
Mohawk Industries Inc.	NYSE	$50.89	3,483	1,896	5,380	37.4 x	23.0 x
Beacon Roofing Supply Inc.	Nasdaq	$17.15	787	271	1,058	16.5 x	15.8 x
Europe							
Saint Gobain	NYX	$40.11	20,572	16,541	37,113	14.1 x	12.0 x
Wienerberger Baustoffindustrie AG	WBAG	$17.86	1,480	1,509	2,989	n.m.	47.7 x
Uralita SA	MCE	$5.79	1,122	518	1,640	14.9 x	15.5 x
Australia							
Boral Ltd.	ASX	$3.94	2,335	1,711	4,045	26.5 x	20.5 x
James Hardie Industries NV	ASX	$3.88	1,410	220	1,631	26.5 x	15.4 x
Median						23.2 x	20.5 x
Mean						26.2 x	23.8 x
China							
Shanghai Cimic Tile Co., Ltd.	SZSE	$1.36	$518	$63	$581	84.5 x	66.4 x
Beijing New Building Materials Public Ltd. Co	SZSE	$2.43	1,400	340	1,740	36.9 x	27.7 x
Wuhu Conch Profiles And Science Co., Ltd.	SZSE	$1.74	627	93	721	22.5 x	18.9 x
Guangzhou Seagull Kitchen and Bath Products Co., Ltd.	SZSE	$1.66	386	47	433	39.0 x	28.3 x
Median						38.0 x	28.0 x
Mean						45.7 x	35.3 x

Source: CapitalIQ, Thomson One, Wall St. Equity Research
Note: Calendarized to December year end

Huang Jia Dong

Chairman of Hengda Ceramics

Hen Man Edmund

Chief Financial Officer of Hengda Ceramics

Company Overview

Hengda is a leading Chinese manufacturer of ceramic tiles used for exterior siding and for interior flooring and design in residential and commercial buildings

- Founded in 1993, based in Jinjiang, Fujian Province, China
- Produces five different types of ceramic tiles and over 2,000 combinations, sold under "Hengda" or "HD" trademark
- 2008 sales were 94.7% in China and 5.3% were exported to Japan, Russia, Eastern Europe, South Korea, United Kingdom, Australia, Thailand, Spain, Turkey and Egypt
- 2005 to 2008 Revenue CAGR of 25.1% and Net Income CAGR of 23.9%
- Hengda intends to acquire a new production facility in Gaoan, China
  - 3rd party investors financed the construction and Hengda provided engineering/technical support
  - Hengda will purchase the plant for approximately $40mm after the transaction with CHAC
    - Currently there is a Letter of Intent with the investors, a signed definitive acquisition agreement for Gaoan is a closing condition for the acquisition of Hengda by CHAC
  - If the acquisition of Gaoan is not closed, the growth of Hengda would be impaired and it would not meet its financial projections
  - Since the agreement for the Gaoan facility has not yet been entered into, it is possible that the terms of such agreement may not be on terms that are favorable to the post CHAC acquisition company
  - The acquisition of the plant will be financed from cash remaining in the SPAC and/or new debt
- One of only two members based in the PRC of the "Drafting Committee of the Ceramic Industrial Standard Association" for the exterior wall ceramic industry

恒达瓷砖
HENGDA TILE



Jinjiang
(Corp HQ)
Gaoan
(New production facility)

Advanced Manufacturing Equipment and Technology

Jinjiang Facility

Founded: 1993


SEKISUI


团结拼搏 求实创新

- Capacity of 28 mm sq. meters
- 9 manufacturing lines; 1,692 employees
- Currently operating at 100% capacity
- Production lines are fully automated
- Over $3mm invested in 2006 – 08 to upgrade production lines and improve efficiency
- Upgrade enabled energy savings of over 20% through recovery and recycling of waste water, waste dust, exhaust gas and kiln after-heat

Gaoan Facility

November 2009





- Construction started in 2008
- Capacity of 42 mm sq. meters in 2011
- 12 new manufacturing lines
  - 3 lines to be operational in November 2009
  - 4 lines to be operational in 2010
  - 5 lines to be operational in 2011
- If the acquisition of Gaoan is not closed, the growth of Hengda would be impaired and the company would not meet its financial projections
- Since the agreement for the Gaoan facility has not yet been entered into, it is possible that the terms of such agreement may not be on terms that are favorable to the post CHAC acquisition company

Established and Loyal Customer Base

Current Distribution Network

- Products are sold directly to a network of 31 exclusive distributors and to large real estate developers; 9 of the top 10 customers in 2008 have worked with Hengda from 9 to 11 years, the other for 3 years
- Top 10 clients represent only 49.3% of sales in 2008
- Historically sold internationally to; Japan, Korea, Philippines, Mongolia, Russia, Italy, United Kingdom, Turkey, Australia, Saudi Arabia, Dubai, Israel, Jordan and Iraq through PRC trading companies

Current China Distribution Network



Distribution Strategy

- Expand distribution network to cover regions in PRC without a presence or to strengthen presence and enter more global markets
- Strengthen strategic relationships with large real estate developers (such as China Resources Land Limited, Vanke and Evergrande) and enter into exclusive ceramic tile provider contracts

Competitive Strengths

- Consistent track record of strong year over year growth in revenue and profitability
- Well recognized "HD" and "Hengda" brands were awarded the coveted "Chinese Well-Known Mark" award by the Central Government
- Continuous focus on R&D to sustain competitive edge
  - Granted 33 design patents and 4 utility patents in China
  - Development of ultra-thin tile products and a new generation of lightweight ceramic tiles which are lighter than water and have better insulation properties than existing products
- Recent spending on energy efficiency and environmental upgrades to enhance profitability
- Focus on Quality Control from raw materials to manufacturing to post sales service and customer support
- Extensive distributor network and long term customer relationships where 9 of Hengda's top 10 customers in 2008 have been purchasing from the company for over 9 years
- Experienced management team, led by the founder who has over 20 years of experience in the ceramic tile industry

China Ceramics Senior Management Team and Board

Senior Management Team

Huang Jia Dong ***Chairman****	▪ Founded Jinjiang Hengda Ceramics Co., Ltd. in 1993 ▪ 20 years of experience in the ceramic tile industry ▪ Vice chairman of Fujian Province Ceramic Industry Association
Li Shun Qing ***Chief Executive Officer***	▪ Joined in 1993 as Manufacturing Vice General Manager ▪ ISO9000:2000 and ISO9001:2000 Internal Quality Systems Certification Auditor
Hen Man Edmund ***Chief Financial Officer***	▪ Joined in August 2008 ▪ Former CFO of a Sichuan switchgear manufacturer ▪ Accountant of HK listed Dickson Concepts (International) Ltd. from 2002 to 2005 ▪ Auditor at Deloitte Touche Tohmatsu ▪ Bachelor Degree from University of East Anglia, United Kingdom ▪ Associate member of Institute of Chartered Accountants in England and Wales and Hong Kong Institute of Certified Public Accountants
Su Pei Zhi* ***Sales Deputy GM and Director***	▪ Joined in 1993 as Sales Vice General Manager ▪ Head of Sales and Marketing

Board of Directors

Paul K. Kelly	▪ Founder, President and CEO of Knox & Co. and Peers & Co., both international financial advisory firms focused on Asia; over 200 cross-border M&A transactions completed ▪ Chairman and CEO of the Westgate Group, Inc., a strategic advisory firm focusing upon cross-border business opportunities for clients, with an emphasis on China and Asia
Cheng Yan Davis	▪ Vice Dean of International Programs and Development at UPenn GSE ▪ Advised at the highest levels of business, education and government agencies in China
Ding Wei Dong	▪ Over 40 years of experience in the building materials industry ▪ 1997 to 2008 President of China Building Ceramics and Sanitaryware Industry Assoc. ▪ Graduated from Nanjing University of Science and Technology

* *Denotes Board member of China Ceramics*

Strong Track Record of Growth



Revenue
million
$120
$100
$80
$60
$40
CAGR=25.1%
$57.9
$72.4
$94.9
$113.4
2005
2006
2007
2008



EBITDA 4
million
$35
$30
$25
$20
$15
$10
CAGR=27.2%
$14.6
$18.8
$26.4
$30.0
2005
2006
2007
2008



Net Income
million
$50
$40
$30
$20
$10
$0
CAGR=23.9%
CAGR=35.3%
$12.7
$14.8
$21.3
$24.1
$27.7
$23.8
$31.4
$43.5
2005
2006
2007
2008
2009PF 2
2009E 3
2010E
2011E

Assuming Hengda achieves all of its earn-out targets, Net Income CAGR would be 35.3% from 2009 to 2011

Notes:

1. All figures converted at 6.85 RMB/US$
2. Implied Net Income based on Net Income Before Tax target of $31.7mm and a tax rate of 12.5%. Hengda's tax rate changed from 12.5% to 25% in 2009
3. Implied Net Income based on Net Income Before Tax target of $31.7mm and a tax rate of 25% in 2009
4. See Appendix B – Non-GAAP Reconciliation table

Recent Performance – 6 Month Results

- Revenue increased by 6.1%
  - Sales volume increased from 13.6mm sq. m to 15.7 million sq. m (15%)
- EBITDA and Net Income (PF) were flat as ASP decreased by 7.9%
  - Hengda initiated a price reduction in the second half of 2008 to maintain market share and production volumes
  - Tax rate increased from approximately 12.5% to 25%



Revenue
million
$59
$58
$57
$56
$55
$54
$53
$55.0
$58.4
1H2008
1H2009



EBITDA[1]
million
$16
$15
$14
$13
$12
$11
$10
$15.6
$15.7
1H2008
1H2009



Net Income
million
$14
$12
$10
$8
$6
$4
$2
$0
$12.6
12.7
$10.8
1H2008
1H2009PF[2]
1H2009

Notes:
All figures converted at 6.85 RMB/US$
1.See Appendix B – Non-GAAP Reconciliation table
2.Implied Net Income based on Net Income Before Tax target of $14.5mm and a tax rate of 12.5%. Hengda's tax rate changed from 12.5% to 25% in 2009

Strong Balance Sheet - 06/30/2009

In 000's of US$[1]	12/31/2008	6/30/2009
Cash	$7,534	$13,613
Accounts Receivable	28,591	36,739
Inventory	19,206	15,744
Other Current Assets	491	622
Non-Current Assets	10,561	9,461
Total Assets	$66,382	$76,179
Accounts Payable	$13,560	$13,846
Short Term Borrowing	1,796	5,036
Other Current Liabilites	14,026	9,178
Non-Current Liabilities	0	0
Total Liabiliites	$29,382	$28,060
Total Shareholder Equity	37,000	48,119
Total Liabilities and Shareholders' Equity	$66,382	$76,179

Notes:
1.All figures converted at 6.85 RMB/US$

Five Year Hengda Management Forecast

In US$ '000	2009	2010	2011	2012	2013
Net Sales	$126,645	$161,037	$204,782	$276,175	$320,857
COGS	86,326	106,238	132,385	173,482	196,429
Gross Profit	$40,319	$54,799	$72,397	$102,693	$124,428
Expenses	8,606	12,031	15,028	19,918	22,979
Operating Income	$31,713	$42,768	$57,369	$82,775	$101,450
Other Income (Loss)	(16)	(928)	682	920	1,068
Income Before Taxes	$31,697	$41,840	$58,051	$83,694	$102,518
Income Taxes	7,924	10,460	14,513	20,924	25,630
Net Income	$23,773	$31,380	$43,538	$62,771	$76,889
EBITDA	$35,486	$48,238	$64,330	$90,737	$109,282
Revenue Growth		27%	27%	35%	16%
Net Income Growth		32%	39%	44%	22%
EBITDA Growth		36%	33%	41%	20%
Gross Profit Margin	32%	34%	35%	37%	39%
Operating Income Margin	25%	27%	28%	30%	32%

Assumptions:

- Sales of 32.5, 39.0, 47.0, 60.0 and 66.0 mm sq.m from 2009-2013 respectively
- Sales price per sq.m growing 4% year over year starting in 2010
- COGS per sq.m growing 3% year over year starting in 2010
- $1 mm per year expense starting in 2010 related to being a public company
- An acquisition cost of approx. $40 mm in Q4 2009 for the Gaoan facility
- Capital expenditures of approx $20 mm in 2010 to establish 4 lines and $20 mm in 2011 to establish 5 lines

- If the acquisition of Gaoan is not closed, the growth of Hengda would be impaired and the company would not meet its financial projections
- Since the agreement for the Gaoan facility has not yet been entered into, it is possible that the terms of such agreement may not be on terms that are favorable to the post CHAC acquisition company

Source: Hengda management
Note: All figures converted at 6.85 RMB/US$

Investment Highlights

- China's growth trend expected to drive long-term demand for construction materials
- Strong historical growth
- Established and loyal customer base
- Restructured SPAC attractive China investment vehicle
- Attractive valuation as compared to public company peers
- Commitment to manufacturing technology, R&D and quality control
- Increasing production capacity to capitalize on growing market demand

Additional Company Overview



MADE
IN
CHINA

Superior Product Quality and Performance Drives Pricing Premium

Porcelain
80.3% of 2008 Revenue



- Stronger and harder than other types of ceramic tiles
- Color is the same throughout
- Wear-resistant and absorb less water than other types of tiles

Glazed
12.1% of 2008 Revenue



- Glossy finish and colored patterns may be added to the tiles
- Glaze does not go beyond the surface
- Easier to clean

Glazed Porcelain
2.7% of 2008 Revenue



- Combines the advantages of porcelain tiles and glazed tiles
- Tiles have a porcelain body with a stain-proof and glossy finish

Rustic
4.5% of 2008 Revenue



- New product introduced in 2007
- Are also used for interior walls and flooring in addition to exterior walls
- Aesthetically appealing with greater versatility in their design

Ultra Thin
0.4% of 2008 Revenue



- New product introduced in 2008
- Only 4.0mm thick and uses less raw materials
- Able to retain heat during winter and keep buildings cool during summer

- Over two-thousand different combinations of products, colors and sizes manufactured
- The largest sized tiles measure 600 mm by 600 mm (23.6 x 23.6 inches)
- Awarded "Chinese Well-Known Mark" in 2005 and "China Building Ceramic Well-Known Brand" in 2008

Automated Production Lines

Raw Materials Inspection



- Inspect physical properties and chemical composition to ensure that materials meet rigorous quality standards

Mixing and Grinding



- Clay and coloring materials are mixed in a specific proportion and ground
- Mixture is filtered to form a slurry to a specific density and flow speed

Spray Drying



- Water extracted from slurry after stabilized
- Powder of standardized size and specific moisture content is created

Molding



- Powder is compress into tiles based on specifications
- Equipment manufactured by Sacmi of Italy and Laeis of Germany

Glazing



- Carefully controlled glazing concentration is applied using QC processes to minimize chromatic aberration and variation

Firing


团结拼搏 求实创新

- Tiles are fired in computer controlled kilns at over 1000°C
- Kilns manufactured by Hansoful of Germany

Selected Hengda Projects Showcasing End Markets

Semi-detached dwellings



Project: Chengdu Kanjun Garden
Project Size: 210,000 sq. meters



Project: Hangzhou Redbud Garden
Project Size: 53,000 sq. meters

Multi-unit dwelling



Project: China Resources Land Limited Lanxi Town
Project Size: 100,000 sq. meters



Project: Xiamen Blue Gulf Peninsula
Project Size: 133,000 sq. meters

Commercial



Project: The 11th National Games Village
Project Size: 95,000 sq. meters



Project: Shenyang Institute of Aeronautical Engineering
Project Size: 97,000 sq. meters

Competitive Landscape

- Fragmented market presents opportunities for consolidation
- Revenue of the Ceramic Tile Industry in China grew at a CAGR of 20.9% from 2005 – 07

The ceramic tile manufacturing industry in China is centralized in four locations:

- Foshan, Zibo & Linyi and Jiajiang are known for specializing in manufacturing interior wall and floor ceramic tiles
- Jinjiang specializes in the exterior wall ceramic tile manufacturing due to the unique clay composition in Dehua county

Competitors include:

- Guangdong White Rabbit Ceramics
- Guangdong New Pearl Ceramics
- Foshan Shiwan Yulong Ceramics Co., Ltd.
- Jiangxi Apollo Ceramics Co., Ltd.
- Jinjiang Haoyuan Ceramics Co., Ltd.
- Jinjiang Wanli Ceramics Co., Ltd.
- Jinjiang Tengda Ceramics Co., Ltd.
- Jinjiang Haoshan Construction Materials Co., Ltd.


Zibo & Linyi
Jinjiang
Jiajiang
Gaoan
Foshan
Dehua

Source: National Bureau of Statistics of China
China Ceramic Industry Report, 2006 – 2007



Industry Overview

Macro- Economic Policies Benefit the Construction Industry

- The building materials industry benefits directly from PRC central government's 4 trillion stimulus plan and China's continuous urbanization.

PRC central government's 4 trillion stimulus plan



Affordable Housing, 10%
Post Earthquake Reconstruction, 25%
Livelihood Project & Infastructure, 9%
R&D, 9%
Environmental Projects, 5%
Infrastructure Construction & Power Grid, 38%
Healthcare Education, 4%

- The Central & Province governmental policies, such as investing RMB900 B in Affordable Housing, further promotes the growth of the construction and construction material industries

Significant growth potential

- 40 billion square meters of floor space will be built - in five million buildings by 2025
- 1 billion people will live in China's cities by 2030
- 350 million people will be added to China's urban population by 2025 - more than the population of today's US
- 221 Chinese cities will have more than one million people living in them by 2025 - Europe has 35 today
- GDP will multiply by 5 times by 2025

Source: McKinsey Global Institute, March 2009
China Sate Council, November 2008

Urbanization Trend in China Continues to Benefit Construction Industry

- The rapid urbanization, population growth and rising standard of living are fueling demand for building materials

Urbanization Trend in China



650
600
550
500
450
400
million
38.1%
37.7%
39.1%
40.5%
41.8%
43.0%
43.9%
44.9%
45.7%
48%
46%
44%
42%
40%
38%
36%
34%
32%
30%
2000 2001 2002 2003 2004 2005 2006 2007 2008
Urban Population
Urbanization Rate

% of Population Urbanized by Country

Indonesia	Malaysia	Russia	US	UK
50.3%	69.4%	72.9%	81.4%	89.9%

Growing Urban Per Capita Living Space in China



sq.m
30
25
20
15
10
5
0
1980 1990 2000 2005

Growing Population in China



billion
1.4
1.3
1.2
1.1
1.0
4.5%
4.0%
3.5%
3.0%
2.5%
2.0%
1.5%
1.0%
0.5%
2000 2005 2010E
Population
% Growth

Source: National Bureau of Statistics of China: 2009 International Statistical Yearbook
National Bureau of Statistics of China: China Statistical Yearbook 2008;
Institute of Quantitative & Technical Economics, Chinese Academy of Social Sciences: Development Report 2008
McKinsey Global Institute, March 2009

Continued Growth in China's Housing & Construction Materials

- The Chinese construction material market is forecasted to grow with a CAGR of 8.7% through 2013 reaching a value of $323.9bn
- Growth in the New Construction market in China resumed in March 2009 after slowing down in the beginning of the year



China Construction Materials Market Value Forecast:
$ billion, 2006-2013
CAGR
8.7%
billion
350
300
250
200
150
100
2006 2007 2008 2009E 2010E 2011E 2012E 2013E
$ billion



China's Fixed Asset Investment by type of Construction:
$ billion, 5/2008 – 6/2009
billion
180
160
140
120
100
80
60
40
20
0
May-08 Jun-08 Jul-08 Aug-08 Sep-08 Oct-08 Nov-08 Dec-08 Feb-09 1 Mar-09 Apr-09 May-09 Jun-09
New Construction
Expansion
Reconstruction

Notes:
1.February figures are for the combined periods of January and February

Source: Datamonitor, May 2009
Euromonitor, Monthly economic review of the Chinese economy: August 2009 update

Capitalization Table



Post Closing Capitalization Table

Assumes 33.33% Redemption

	Shares (millions)	% of common	% of fully diluted
Existing CHAC Shares	8,533,760	53.7%	43.7%
Existing CHAC Management Shares [(1)]	1,600,000	10.1%	8.2%
CHAC Shares	5,743,320	36.2%	29.4%
Total Common Shares Post-Closing	15,877,080	100.0%	81.4%
Warrant Dilution [(2)]	3,637,334		18.6%
Post-Closing Fully Diluted Share Count	19,514,414		

Assumes 75.0% Redemption/Repurchase [(3)]

	Shares (millions)	% of common	% of fully diluted
Existing CHAC Shares	3,200,000	30.4%	22.6%
Existing CHAC Management Shares [(1)]	1,600,000	15.2%	11.3%
Hengda Shares	5,743,320	54.5%	40.5%
Total Common Shares Post-Closing	10,543,320	100.0%	74.4%
Warrant Dilution [(2)]	3,637,334		25.6%
Post-Closing Fully Diluted Share Count	14,180,654		

Notes:

1.Assumes CHAC Management retires 1,600,000 shares

2.Based on a redemption price of $9.79 and the treasury stock method for all outstanding CHAC warrants, consisting of 12,800,000 public warrants and 2,750,000 Management warrants with an exercise price of $7.50.

3.Equivalent to 75% redemption. Assumes CHAC enters into transactions to purchase common shares from CHAC shareholders who have indicated their intention to vote against the acquisition and seek conversion of their shares

Appendix A

TRADING COMPARABLE COMPANY DESCRIPTIONS

Source: Capital IQ

US Comps

- **Masco Corporation -** Manufactures, distributes, and installs home improvement and building products in North America and Europe. It operates in five segments: Cabinets and Related Products, Plumbing Products, Installation and Other Services, Decorative Architectural Products, and Other Specialty Products. The Cabinets and Related Products segment engages in the sale of semi-custom, assembled, and ready-to-assemble cabinetry for kitchen, bath, storage, home office, and home entertainment applications. The Decorative Architectural Products segment manufactures architectural coatings, such as paints, specialty paint products, stains, varnishes, and waterproofing products, as well as cabinet, door, window, and other hardware products.

- **Armstrong World Industries, Inc. -** Designs, manufactures, and sells flooring products and ceiling systems in the Americas, Europe, and the Pacific Rim. It operates in four segments: Resilient Flooring, Wood Flooring, Building Products, and Cabinets. The Resilient Flooring segment produces vinyl sheet, vinyl tile, and linoleum flooring, as well as sources and sells laminate flooring products, ceramic tile products, adhesives, installation and maintenance materials, and accessories for homes and commercial and institutional buildings. This segment sells its products to wholesalers, large home centers, retailers, and contractors, as well as to the manufactured homes industry. The Building Products segment produces suspended mineral fiber, soft fiber, and metal ceiling systems, as well as complementary ceiling products for use in commercial, institutional, and residential settings.

- **Gibraltar Industries, Inc. -** Manufactures, processes, and distributes residential and commercial building products and processed metal products. The company operates through two segments, Building Products and Processed Metal Products. The Building Products segment offers bar grates and plank grates; expanded metal; perforated metal and metal lath products; fiberglass grates; ventilation products and accessories; mailboxes and package delivery products; soffit; drywall corner bead; structural support products; coated coil stock; metal roofing and accessories; steel framing; rain-carrying systems; builders' hardware, shelving and closet rods; lawn and garden products; and diffusers and fasteners.

US Comps

- **Trex Company, Inc.** - Manufactures and distributes wood/plastic composite products primarily for residential and commercial decking and railing applications in the United States and Canada. It offers wood-alternative decking, railing, fencing, and trim products under the brand name Trex.

- **Mohawk Industries, Inc**. - Together with its subsidiaries, engages in the production and sale of floor covering products for residential and commercial applications. The company operates through three segments: Mohawk, Dal-Tile, and Unilin. The Mohawk segment designs, manufactures, sources, distributes, and markets floor covering product lines, which include carpets, ceramic tile, laminate, rugs, carpet pad, hardwood, and resilient. It offers its products under the brand names of Mohawk, Aladdin, Mohawk Home, Bigelow, Durkan, Horizon, Karastan, Lees, Merit, and Ralph Lauren. The Dal-Tile segment designs, manufactures, sources, distributes, and markets a line of ceramic tile, porcelain tile, and natural stone products. Its ceramic tile products are marketed under the Dal-Tile and American Olean brand names.

- **Beacon Roofing Supply, Inc. -** Distributes residential and non-residential roofing materials in the United States and Canada. The company offers residential roofing products, including asphalt shingles, synthetic slate and tile, clay and concrete tile, nail base insulation, metal roofing, felt, wood shingles and shakes, nails and fasteners, metal edgings and flashings, prefabricated flashings, ridges and soffit vents, gutters and downspouts, and other accessories. Its non-residential roofing products include single-ply roofing; asphalt; metal; modified bitumen; built-up roofing; cements and coatings; insulation—flat stock and tapered; commercial fasteners; metal edges and flashings; skylights, smoke vents, and roof hatches; and sheet metal products, including copper, aluminum, and steel. The company also provides building products, such as vinyl siding; red, white, and yellow cedar siding; fiber cement siding; soffits; house wraps and vapor barriers; and stone veneer, as well as vinyl windows, aluminum windows, wood windows, turn-key windows, and wood and patio doors.

- **Owens Corning -** Through its subsidiaries, provides composite and building materials systems. The company operates in four segments: Insulating Systems, Roofing and Asphalt, Other Building Materials and Services, and Composite Solutions. The Other Building Materials and Services segment manufactures and sells manufactured stone and brick veneers used in residential and commercial new construction and remodeling.

European Comps

- **Saint-Gobain -** Together with its subsidiaries, engages in the design, manufacture, and distribution of functional materials, such as glass, ceramics, plastics, and cast iron worldwide. It operates through five segments: Building Distribution, Construction Products, Flat Glass, High-Performance Materials, and Packaging. The Construction Products segment offers interior products for the home, including insulating glass wool, plasterboard, and rock or glass wool acoustic ceilings; and exterior products, such as wall facings, roofing, water supply, pipes, roadwork, and utility connection components. The Flat Glass segment manufactures, processes, and distributes glass for the building industry; and produces automotive glass. The High-Performance Materials segment provides mineral ceramics, such as ceramics, grains and powders, abrasives, and crystals; performance polymers, including performance plastics; and glass fabrics, such as textile solutions for industrial and construction markets.

- **Wienerberger AG** - Manufactures and sells bricks and roof tiles primarily in Europe and North America. The company offers clay blocks for walls, under the POROTHERM brand; clay roof tiles to cover pitched roofs, under the KORAMIC brand; facing bricks that are used as a facade product in new residential and non-residential construction, under the TERCA brand; and concrete and clay pavers that are used by homeowners for driveways, paths, terraces, and garden design, as well as in public areas, such as sidewalks, open areas, and pedestrian zones, under TERCA and SEMMELROCK brands. It also provides Corium, a ceramic facade system for new construction and renovation; and rear-ventilated ceramic facade boards, under the ArGeTon brand.

- **Uralita, S.A.** - Engages in the manufacture and sale of construction materials in Europe. It offers various insulation products, including glass wool and extruded polystyrene for thermal and acoustic insulation; and gypsum products, such as powdered gypsum. The company also provides concrete and ceramic roof tiles, and plaster boards. In addition, it offers piping systems. It serves building construction and infrastructure sectors.

Australian Comps

- **Boral Limited -** Engages in the manufacture and supply of building and construction materials in Australia, the United States, and Asia. It offers various building products, including bricks, plasterboard, timber products, roof tiles, aluminum products, and concrete products; and construction materials, such as quarries, road surfacing, premix concrete, precast concrete, fly ash, and cement. The company also provides quarry end use, transport, concrete placing, and scaffolding.

- **James Hardie Industries N.V. -** Manufactures and sells fiber cement building products for interior and exterior building construction applications primarily in the United States, Australia, New Zealand, the Philippines, and Europe. It offers fiber cement products, such as siding, roofing, and interior products. The company's products are used for a range of residential and commercial applications, including external wall cladding, in the form of planks, panels, shingles, facades, and substrates; lining for eaves, soffits, and breezeways; and wall or floor substrate for ceramic tiles in wet areas such as kitchens, bathrooms, and laundries. Its products are also used for ceiling lining or floor underlay; roofing shakes; external and internal wall systems, including bracing and fire, and acoustically-rated walls; decorative and structural columns; trim, fascia, and other decorative applications; fencing; and underground drainage pipes.

Chinese Comps

- **Shanghai CIMIC Tile Co. Ltd. -** Manufactures and markets tiles in China. It offers porcelain tiles and glazed tiles. The company manufactures glazed tiles in six specifications, including wall tiles, floor tiles, and pattern tiles. Shanghai CIMIC Tile Co. Ltd. is based in Shanghai, the People's Republic of China.

- **Beijing New Building Materials Public Limited -** Company manufactures and markets gypsum boards, mineral fiber boards, fiber cement wall siding board and their supplement products. The company also engages in building material chain stores, logistics, house industrialization, and investing in new building materials. The company was founded in 1979 and is based in Beijing, China. Beijing New Building Materials Public Limited Company operates as a subsidiary of China National Building Material Group Corporation.

- **Wuhu Conch Profiles And Science Co., Ltd. -** Engages in the manufacture and sale of building materials in China. Its products include plastic profiles, sheets, doors and windows, fences, and pipes, as well as steel keels. Wuhu Conch Profiles also exports its products to the U.K., Germany, the Russian Federation, Kazakhstan, Kyrgyzstan, Vietnam, Thailand, India, Indonesia, and Singapore.

- **Guangzhou Seagull Kitchen and Bath Products Co., Ltd.** - Designs and markets bathroom and kitchen fittings. The company's products include faucets and accessories, water drainers, boiler temperature-control and pressure-control valves, energy-saving heating valves and mixture temperature safety valves. Additionally, it produces towel hangers, soap and paper holders, bathtub handrails, and clothes hooks. The company exports its products to North America and Europe. Its clientele includes Moen Incorporated, Delta Faucet Company, and GROHE Limited.

Appendix B

NON-GAAP RECONCILIATION TABLE

Non-GAAP Reconciliation Table

000's of $USD	2005	2006	2007	2008	6 Mo. 2008	6 Mo. 2009
Net Income	$12,660	$14,782	$21,256	$24,090	$12,586	$10,842
Plus Tax	0	2,018	2,900	3,508	1,831	3,647
Plus Interest	0	44	84	137	58	61
Plus Dep. and Amort.	1,919	2,004	2,159	2,279	1,131	1,154
EBITDA	$14,579	$18,848	$26,400	$30,014	$15,606	$15,704

Notes:
All figures converted at 6.85 RMB/US$

APPENDIX B